BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Filed in the office of	Document Number
Barbara K. Cegavske	20160322271-46
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 07/20/2016 2:42 PM
	Entity Number: C7732-1983

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Comstock Resources, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
250,000,000 shares of common stock, par value $0.50 per share
5,000,000 shares of preferred stock, par value $10.00 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
50,000,000 shares of common stock, par value $0.50 per share
5,000,000 shares of preferred stock, par value $10.00 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The change is a one-for-five (1:5) reverse stock split of the common stock. One share of common stock will be issued after the change for every five shares of common stock currently outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares of common stock shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: July 29, 2016 Time: 1:05 P.M. PDT
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Roland O. Burns
Signature of Officer

President and Chief Financial Officer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.